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                                                                    EXHIBIT 10.7


                                     FORM OF

                   ROYALTY PASS-THROUGH AGREEMENT AND GUARANTY

                          DATED AS OF OCTOBER ___, 2002

                                      AMONG

                                 ARCH COAL, INC.

                                       AND

                                ARK LAND COMPANY

                                       AND

                                    ACIN LLC


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      THIS ROYALTY PASS-THROUGH AGREEMENT AND GUARANTY, dated as of October ___,
2002 (this "Agreement"), is entered into by and among Arch Coal, Inc., a Delaware corporation ("Arch"), Ark Land Company, a Delaware corporation ("Ark"), and ACIN LLC, a Delaware limited liability company ("ACIN"). Arch, Ark and ACIN are sometimes referred to together herein as the "Parties" and individually as a "Party".

                                    RECITALS

      WHEREAS, pursuant to two agreements between Black Beauty Land Company, Inc. ("Black Beauty") and Ark, dated March 4, 1986 which are more specifically identified on Exhibit A attached hereto (together, the "Mine Agreements"), Ark assigned to Black Beauty certain leases more specifically identified in said Mine Agreements; and

      WHEREAS, pursuant to the Mine Agreements, Ark retained an overriding royalty interest on coal mined and sold from the areas more specifically described in the Mine Agreements (together, the "Mine Areas"); and

      WHEREAS, Ark has agreed to pay to ACIN amounts received pursuant to the overriding royalty interest, if any, paid to Ark under the Mine Agreements; and

      WHEREAS, Arch desires to guarantee the payment of such amounts to ACIN on the terms and subject to the limitations specified herein;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

      Section 1.1 Definitions. Each capitalized term used herein shall have the meanings specified below.

      "ACIN" shall have the meaning set forth in the Preamble.

      "Agreement" shall have the meaning set forth in the Preamble.

      "Arch" shall have the meaning set forth in the Preamble.

      "Ark" shall have the meaning set forth in the Preamble.

      "Black Beauty" shall have the meaning set forth in the Recitals.

      "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities.

      "Guaranteed Obligations" means the obligation from time to time of Ark to pay the Royalties pursuant to Section 2.1 of this Agreement.
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      "Mine Agreements" shall have the meaning set forth in the Recitals.

      "Mine Areas" shall have the meaning given such term in the Recitals.

      "Party" shall have the meaning set forth in the Preamble.

      "Royalties" shall mean all (a) "Advance Royalties" received by Ark pursuant to Section 8 of each Mine Agreement, and (b) "Overriding Production Royalties" received by Ark pursuant to Section 9 of each Mine Agreement.

      "Termination Date" means the date upon which (a) each Mine Agreement has been terminated, and (b) all Royalties have been paid by Ark and/or Arch to ACIN in accordance with the terms of this Agreement.

Section 1.2 Gender, Parts, Articles and Sections. Whenever the context requires, the gender of all words used in this Agreement shall include masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement. All defined terms shall be equally applicable to both the singular and plural forms of the term.

                                   ARTICLE II
                               PAYMENT OBLIGATION

Section 2.1 Payment. Ark hereby agrees to pay to ACIN any and all Royalties received by Ark from time to time. Ark hereby agrees to make such payments to ACIN within fifteen (15) days of Ark's receipt of such Royalties. If Ark fails to make such payment to ACIN within fifteen (15) days of receipt of the Royalties, interest shall accrue on the outstanding amount at the lesser of 10% per annum or the maximum rate permissible by applicable law until the date of payment, all such interest to be payable on demand.

      Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (unless such next succeeding Business Day is after the Termination Date, in which event the due date shall be the immediately preceding Business Day).

                                   ARTICLE III
                                    GUARANTY

Section 3.1 Guaranty. Arch hereby (a) absolutely, unconditionally and irrevocably guarantees to ACIN the full, punctual and prompt payment when due of the Guaranteed Obligations, and (b) indemnifies and holds harmless ACIN, its successors and assigns, from, and agrees to pay to ACIN, its successors and assigns, all reasonable costs and expenses (including reasonable counsel fees and expenses) incurred by ACIN in enforcing any of its rights under this Agreement; provided, however, Arch shall not be obligated to make any payment under this Section 3.1 until five (5) Business Days after Arch has received written demand therefor from ACIN, which demand shall set forth in reasonable detail the amount for which demand is being made. The guaranty in this Section
3.1 is a continuing guaranty, and shall apply to all

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Guaranteed Obligations whenever arising and shall remain in full force and effect, and shall not be terminated until all Guaranteed Obligations and all costs and expenses have been paid in full.

      SECTION 3.2 Obligations Unconditional. Arch guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, and hereby waives any defenses that Arch or any other person liable for the Guaranteed Obligations may have or assert, other than the terms of this Agreement. Arch further waives notices of protest, presentment, demand (other than the demand for payment described in Section 3.1), nonpayment, nonperformance, promptness, diligence, default, dishonor and any other notice with respect to the Guaranteed Obligations and any requirement that ACIN exhaust any right or take any action against Ark or any other person. The liability of Arch under this Agreement to the fullest extent permitted by law shall be absolute and unconditional.

      SECTION 3.3 Insolvency of Ark. The obligation of Arch hereunder shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by ACIN for any reason, including, without limitation, the insolvency, bankruptcy or reorganization of Ark or otherwise, all as though such payment had not been made, and, in such event, Arch will pay to ACIN an amount equal to any such payment that has been rescinded or returned. The provisions of this Section 3.3 shall survive any release or termination of this Agreement.

                                   ARTICLE IV
                                  MISCELLANEOUS

      Section 4.1 Termination of the Agreement. Unless otherwise agreed upon by the parties to this Agreement, this Agreement shall terminate on the Termination Date and all obligations of Ark and, except as specified in Section 3.3, Arch hereunder shall immediately cease and Ark and Arch shall have the right to cancel all Royalty payments with respect to any transactions entered into from and after such date.

      Section 4.2 Notice. Any demand, notice, request, instruction, correspondence or other document to be given hereunder by Arch to ACIN or by ACIN to Ark or any other party to this Agreement (herein collectively called "Notice") shall be in writing and delivered personally or mailed, postage prepaid, or by telecopier, as follows:

                  if to Arch:

                        Arch Coal, Inc.
                        CityPlace One, Suite 300
                        St. Louis, MO 63141
                        U.S.A.
                        Attention: Robert G. Jones
                        Facsimile: 314-994-2734

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                  if to Ark:

                        Ark Land Company
                        CityPlace One, Suite 300
                        St. Louis, MO 63141
                        U.S.A.
                        Attention: Robert G. Jones
                        Facsimile: 314-994-2734


                  if to ACIN LLC:

                        ACIN LLC
                        P.O. Box 2827
                        1035 Third Avenue, Suite 300
                        Huntington, WV 25727
                        U.S.A.
                        Attention:  Nick Carter
                        Facsimile: 304-522-5401


      All such Notices shall be effective, if mailed, two Business Days after deposit in the mails; if sent by overnight courier, one Business Day after delivery to the courier company; and if sent by telecopier, when received by the receiving telecopier equipment, respectively; provided, however, that telecopied Notices received by any party after its normal business hours (or on a day other than a Business Day) shall be effective on the next Business Day.

      Section 4.3 Amendment or Waiver. No amendment, waiver, supplement or other modification of any provision of this Agreement shall be effective unless the same shall be in writing and signed by all parties to this Agreement and then such amendment, waiver, supplement or other modification shall be effective only in the specific instance and for the specific purpose for which given.

      Section 4.4 Successors and Assigns. This Agreement shall be binding upon Ark and Arch and their successors and assigns and shall inure to the benefit of and be enforceable by ACIN and its successors and assigns; provided that Ark and Arch may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of ACIN and its successors and assigns.

      Section 4.5 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, then the validity, legality and enforceability of the remaining provisions or obligations, or such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      Section 4.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF MISSOURI.

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      Section 4.7 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

      Section 4.8 Further Assurances. On or after the execution of this Agreement, each Party, at the request of another Party, will execute and deliver to the requesting Party all such further agreements, contracts, instruments and other documents as the requesting Party may reasonably request in order to perform, accomplish, perfect or record, if reasonably necessary, the transactions contemplated by this Agreement and to otherwise carry out the intention of this Agreement.

      Section 4.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

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      WHEREOF, Arch, Ark and ACIN have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                    ARCH COAL, INC.

                                 By:
                                    ------------------------------
                               Name:
                                    ------------------------------
                              Title:
                                    ------------------------------



                                    ARK LAND COMPANY

                                 By:
                                    ------------------------------
                               Name:
                                    ------------------------------
                              Title:
                                    ------------------------------



                                    ACIN LLC

                                    By:  NRP (Operating) LLC, ACIN LLC's sole
                                         member

                                 By:
                                    ------------------------------
                               Name:
                                    ------------------------------
                              Title:
                                    ------------------------------



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                                    EXHIBIT A


1. Mine Area Two Agreement dated March 4, 1986 between Black Beauty Land Company, Inc. and Ark Land Company, unrecorded (I-120-2).

2. Mine Area Three Agreement dated March 4, 1986 between Black Beauty Land Company, Inc. and Ark Land Company, unrecorded (I-120-3).